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                                 BOOKS AND RECORDS

                 LINCOLN NATIONAL SPECIAL OPPORTUNITIES FUND, INC.

            RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

       Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions
                     with Registered Investment Companies.

Reg. 270.31a-1.   (a)  Every registered investment company, and every
underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to
Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.



LN-RECORD          LOCATION   PERSON TO CONTACT   RETENTION

Annual Reports     Finance    Eric Jones          Permanently, the first two
To Shareholders                                   years in an easily accessible
                                                  place

Semi-Annual        Finance    Eric Jones          Permanently, the first two
Reports                                           years in an easily accessible
                                                  place

Form N-SAR         Finance    Eric Jones          Permanently, the first two
                                                  years in an easily accessible
                                                  place


(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

TYPE OF RECORD

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

PURCHASES AND SALES JOURNALS

Daily reports      Delaware   Fund Accounting     Permanently, the first two
of securities                                     years an easily accessible
transactions                                      place

PORTFOLIO SECURITIES

Equity             Delaware   Fund Accounting     Permanently, the first two
Notifications                                     years in an easily accessible
                                                  place

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LN-RECORD          LOCATION   PERSON TO CONTACT   RETENTION

Public Bond        Delaware   Fund Accounting     Permanently, the first two
Trades                                            years in an easily
Notifications                                     accessible place


RECEIPTS AND DELIVERIES OF SECURITIES (SHARES)

Not applicable

PORTFOLIO SECURITIES

Debit and          Delaware   Fund Accounting     Permanently, the first two
Credit Advices                                    year in an easily accessible
from Bankers                                      place
Trust Company
(Bank statement)


RECEIPTS AND DISBURSEMENTS OF CASH AND OTHER DEBITS AND CREDITS

Investment         Delaware   Fund Accounting     Permanently, the first two
Journal                                           years in an easily accessible
                                                  place

Daily              Delaware   Fund Accounting     Permanently, the first two
Journals                                          years in an easily accessible
                                                  place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

     (i)  Separate ledger accounts (or other records) reflecting the following:

     (a)  Securities in transfer;
     (b)  Securities in physical possession;
     (c)  Securities borrowed and securities loaned;
     (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
     (e)  Dividends and interest received;
     (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.


GENERAL LEDGER

General Ledger     Delaware   Fund Accounting     Permanently, the first two
                                                  years in an easily accessible
                                                  place


SECURITIES IN TRANSFER

Bank Advices       Delaware   Fund Accounting     Permanently, the first two
                                                  years in an easily accessible
                                                  place


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LN-RECORD          LOCATION      PERSON TO CONTACT   RETENTION

Notification       Treasurers-   Ken Hobson          Permanently, the first two
of Securities      Sec. Custody                      years in an easily
Transactions.                                        Accessible place
(Original
records main-
tained by
custodian
bank.)

SECURITIES IN PHYSICAL POSSESSION

Securities         Treasurers-   Ken Hobson          Permanently, the first two
Ledger             Sec. Custody                      years in an easily
(Portfolio                                           accessible place
report
available on
request from
Bankers Trust
Company-Keeper
of original records).

Monthly            Securities    Nate Wagley         Permanently, the first two
Portfolio                        Compliance          years in an easily
Listings                                             accessible place

SECURITIES BORROWED AND LOANED

AOS file           Treasurers-   Ken Hobson          Permanently, the first two
                   Sec. Custody                      years in an easily
                                                     accessible place
MONIES BORROWED AND LOANED

Not applicable

DIVIDENDS AND INTEREST RECEIVED

Interest File      Delaware      Fund Accounting     Permanently, the first two
Accrual                                              years in an easily
Activity Journal                                     Accessible place


DIVIDENDS RECEIVABLE AND INTEREST ACCRUED

Investment         Delaware      Fund Accounting     Permanently, the first two
Journal                                              years in an easily
                                                     accessible place

Dividend Master    Delaware      Fund Accounting     Permanently, the first two
File Display                                         years in an easily
                                                     accessible place

Interest File      Delaware      Fund Accounting     Permanently, the first two
Accrual                                              years in an easily
Activity Journal                                     accessible place

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LN-RECORD          LOCATION      PERSON TO CONTACT   RETENTION


(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.


LEDGER ACCOUNT FOR EACH PORTFOLIO SECURITY

Inventory        Delaware      Fund Accounting     Permanently, the first two
(on line)                                          years in an easily
                                                   accessible place


(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.


Broker-Dealer      Delaware     Fund Accounting      Permanently, the first two
Ledger                                               years in an easily
                                                     accessible place


(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held.
in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.


SHAREHOLDER ACCOUNTS

Maintained by     Finance       Eric Jones           Permanently, the first two
LNL                                                  years in an easily
                                                     accessible place


(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

SECURITIES POSITION RECORD

Maintained by      Chase       Mutual Funds Division    Permanently, the first
Custodian of                                            two years in an easily
Securities                                              accessible place



(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.


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LN-RECORD          LOCATION   PERSON TO CONTACT     RETENTION

CORPORATE DOCUMENTS

Corporate          Secretary  Cindy Rose             Permanently, the first two
charter, cer-                                        years in an easily
tificate of                                          accessible place
incorporation.

Bylaws and         Secretary  Cindy Rose             Permanently, the first two
minute books.                                        years in an easily
                                                     accessible place


(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.


Sales Order or   VGA (Stocks)      Mutual Funds Division    Six years, the first
Purchase Order   Investment        Pat Roller               two years in an
                 Admin. (Bonds)                             easily accessible
                                                            place


Confirmations    LIM/VGA           Mutual Funds Division    Six years, the first
                                   (Stocks)                 two years in an
                                                            easily accessible
                                                            place

Notification     Investment        Pat Roller               Six years, the first
Form             Admin.                                     two years in an
(from AOS                                                   easily accessible
Trading                                                     place
System)


(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.


SHORT-TERM INVESTMENTS

Notification     Investment        Pat Roller               Six years, the first
Form             Admin.                                     two  years in an
(From AOS                                                   easily accessible
S-T System)                                                 place

Bank Advice      LIM               Ann Warner               Six years, the first
and Issuer                                                  two years in an
Confirmation                                                easily accessible
                                                            place


(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.


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LN-RECORD         LOCATION           PERSON TO CONTACT    RETENTION

RECORD OF PUTS, CALLS, SPREADS, ETC.

Not applicable


(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.


TRIAL BALANCE

General Ledger     Delaware          Fund Accounting      Permanently, the first
                                                          two years in an easily
                                                          accessible place


(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.


Brokerage          LIM        Gina Rohrbacher     Six years, the first two
Allocation                                        years in an easily
Report                                            accessible place


(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading            VGA             Mutual Funds     Six years, the first two
Authorization                      Division         years in an easily
                                                    Accessible place

Advisory           Law Division    Jeremy Sachs     Six years, the first two
Agreements                                          years in an easily
                                                    Accessible place


(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.


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LN-RECORD          LOCATION        PERSON TO CONTACT   RETENTION

Issue Folders      LIM             Mutual Funds        Six years, the first two
                                   Division            years in an easily
                                                       accessible place


(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.


Correspondence     Product Admin.   Nancy Alford      Six years, the first two
                   Product Mgt.                       years in an easily
                                                      accessible place

Pricing Sheets     Delaware         Fund Accounting   Permanently, the first two
                                                      years in an easily
                                                      accessible place

Bank State-        Delaware         Fund Accounting   Six years, the first two
ments,                                                years in an easily
and Cash                                              accessible place
Recon-
ciliations









                         March 24, 1999